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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Synta Pharmaceuticals Corp.:

        We consent to the incorporation by reference in the registration statement No. 333-152833 on Form S-3 and the registration statements No. 333-141903 and No. 333-152824 on Form S-8 of Synta Pharmaceuticals Corp. of our report dated March 19, 2008, with respect to Synta Pharmaceuticals Corp. and subsidiaries' consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for the year ended December 31, 2007, which report appears in the December 31, 2009 annual report on Form 10-K of Synta Pharmaceuticals Corp.

        Our report includes a paragraph that states that the Company adopted Statement of Financial Accounting Standard (SFAS) No.123R, Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Boston, Massachusetts
March 11, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM